POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned Chairman, President and Chief Executive Officer of Greenspring Fund, Incorporated (the “Registrant”) hereby constitutes and appoints Michael J. Fusting and Elizabeth A. Swam, and each of them severally, my true and lawful attorneys-in-fact, to sign for me, in my name and in my capacity as Chairman, President and Chief Executive Officer of the Registrant, any and all Board-approved amendments to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, (File Nos. 002-81956; 811-03627) filed with the U.S. Securities and Exchange Commission, and all instruments necessary in connection therewith, granting to my said attorneys-in-fact, and each of them severally, full power and authority, including, but not limited to, full power of substitution and revocation, to do or cause to be done in my name and on my behalf each and every act and thing whatsoever requisite or advisable to be done in the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, or any of them, may lawfully do or cause to be done by virtue of these presents and my signature as it may be signed by said attorneys-in-fact or their substitutes, or any of them, to any and all amendments to said Registration Statement.

IN WITNESS WHEREOF, pursuant to the requirements of the Securities Act of 1933, as amended, this instrument has been signed below by the undersigned in the capacity and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Charles vK. Carlson	Chairman, President	February 11, 2009
Charles vK. Carlson	and Chief Executive
Officer